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                                                                    EXHIBIT 23.8

                        CONSENT OF HAMBRECHT & QUIST LLC

    We hereby consent to the inclusion of our opinion letter dated June 22, 1995 to the Board of Directors of Frame Technology Corporation as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of J Acquisition Corporation, a wholly-owned subsidiary of Adobe Systems Incorporated, with and into Frame
Technology Corporation and to the references to such opinion in the Proxy Statement/Prospectus under the captions "Summary -- Recommendation; Reasons for the Merger; Fairness Opinions," and "The Merger -- Fairness Opinions." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          HAMBRECHT & QUIST LLC

                                          By: JAMES A. DAVIDSON_________________
                                             James A. Davidson
                                             MANAGING DIRECTOR